EXHIBIT 15.1

Board of Directors and Stockholders

United Fire & Casualty Company

We are aware of the incorporation by reference in the Registration Statement (Form S-8) pertaining to the United Fire & Casualty Company 2008 Stock Plan of our report, dated April 25, 2008, relating to the unaudited interim consolidated financial statements of United Fire & Casualty Company that are included in its Forms 10-Q for the quarter ended March 31, 2008.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois

May 21, 2008